EX-24.1
						Our File No.
						49294-10279

		       October 19, 1995


Infrasonics, Inc.
3911 Sorrento Valley Boulevard
San Diego, California  92121

     Re:     1995 Stock Option Plan

Gentlemen :

     Please refer to the 515,900 shares of your Common
Stock, without par value (the "Shares"), and the options to purchase such Shares (the "Options"), which are being registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the
"Registration Statement"), which is being filed with the Securities and Exchange Commission.

     We have acted as your counsel in connection with the preparation of the Registration Statement. As such counsel, we have participated in the preparation of, and/or have examined and are familiar with the following:

	  (a)     The Registration Statement and all
exhibits attached thereto;

	  (b)     The Articles of Incorporation of the
Company and all amendments thereto as of the date hereof;

	  (c)     The Bylaws of the Company and all
amendments thereto as of the date hereof; and

	  (d) The corporate minute books of the Company as of the date hereof.

	  We have relied upon the documents described above with respect to the accuracy of all material factual matters represented or contained therein. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.
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	  We are members of the Bar of the State of
California and express no opinion herein with respect to the laws of any jurisdiction other than the State of California and the laws of the United States of America.

	  Based solely upon and subject to the foregoing, we are of the opinion that the Options and the Shares being registered have been duly authorized and, when issued and sold pursuant to the terms described in said Registration Statement and in conformity with applicable state securities laws, will be legally issued, fully paid and nonassessable.

	  We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

				Very truly yours,


				/s/ Douglas J. Rein
				GRAY CARY WARE & FREIDENRICH